UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2018

MERSANA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38129 (Commission File Number)	04-3562403 (I.R.S. Employer Identification Number)

840 Memorial Drive
Cambridge, MA 02139	02139
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:  (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2018, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the two proposals as follows: (i) to elect Willard H. Dere, M.D. as a Class I member of the board of directors to serve until the Company’s 2021 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal (“Proposal 1”) and (ii) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 2”).

The Company’s stockholders approved Proposal 1. The votes cast at the Annual Meeting were as follows:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Willard H. Dere, M.D.	18,090,475	54,657	0	1,748,537

The Company stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstain
19,892,937	732	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

By:	/s/ Anna Protopapas
Anna Protopapas
President and Chief Executive Officer

Date: June 29, 2018